                                                                    EXHIBIT 99.1


ENCORE ACQUISITION COMPANY ANNOUNCES 56 PERCENT INCREASE IN QUARTERLY EARNINGS; APPROVES 2004 CAPITAL BUDGET

Fort Worth, Texas- November 3, 2003-Encore Acquisition Company ("Encore") (NYSE:
EAC) today reported third quarter results:

                                   THREE MONTHS ENDED SEPTEMBER 30,
                                       2003               2002            INCREASE
                                    ------------      ------------      ------------
                                              (unaudited)

$ in millions (except per share and production amounts)

Net income                          $       15.8      $       10.1                56%
Diluted earnings per share          $       0.52      $       0.33                58%
Revenues                            $       55.7      $       43.5                28%
Cash flow from operations           $       43.7      $       19.0               130%
Development capital                 $       25.5      $       17.2                48%
Acquisition capital                 $       52.6      $       17.4               202%

Daily production volumes (boe)            22,663            20,435                11%

Net income totaled $15.8 million or $0.52 per diluted share, a 56% increase over last year's quarter. Oil and natural gas revenues achieved $55.7 million during the quarter and cash flow from operations rose to $43.7 million, increases of 28% and 130%, respectively, from the same period last year. Third quarter results reflected a 16% increase in average realized prices received on a boe basis.

During the third quarter of 2003, Encore's average daily production reported increased to 22,663 boe per day, an increase of 11% over the same period in 2002. The company's growth in production, which is currently 81% oil, was achieved with the Company's continued development success at both the Cedar Creek Anticline ("CCA") and the Permian Basin along with successful acquisitions in the Elm Grove Field (August 2003) and the Paradox Basin (September 2002). Also contributing to the increase in production was the decline in the Company's net profits interest payment during the third quarter of 2003 due to the development capital incurred in the CCA's Pennel unit.

Realized prices adjusted for hedging, averaged $26.52 per barrel and $4.60 per Mcf during the third quarter 2003, increases of 10% and 46%, respectively, from the prior year third quarter. On a combined basis, prices increased 16% during the third quarter of 2003 to $26.73 per boe from $23.14 per boe for the same period last year.

Lease operating expenses ("LOE") were $4.70 per boe for the third quarter of 2003, lower than anticipated due to decreased maintenance costs and higher production. General and administrative ("G&A") expenses during the third quarter of 2003 were $0.96 per boe, an increase of $0.12 from the same period last year primarily due to an increase in staffing requirements and increased outside consulting services used in the evaluation of potential acquisitions. Depreciation, depletion and amortization ("DD&A") was $4.06 per boe during the three months ended September 30, 2003, compared to $4.80 per boe for the same period last year. The decrease is attributable to the Company's adoption of Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations" in the first quarter of 2003 and the increase in the Company's reserves at year-end December 31, 2002. Interest expense during the third quarter of 2003 decreased 3% to $4.0 million from $4.1 million in the same period last year due to average interest rates partially offset by an increase in debt balances.

During the third quarter 2003, the Company invested $52.5 million for the Elm Grove acquisition in Northern Louisiana. Currently two non-operated rigs are running in this area and are expected to continue through the end of the year. In addition to the acquisition, the Company invested $25.5 million in its development and exploitation program, which resulted in 18 (11.9 net) vertical wells, six (5.4 net) horizontal wells, ten (9.2 net) re-entry wells and five (5.0 net) service/injection wells.

At September 30, 2003, the Company's long-term debt was $181.0 million, of which $31.0 million represents debt under the Company's credit facility. The increase of $31.0 million from June 30, 2003 is attributable to the acquisition of the Elm Grove properties. As previously mentioned the acquisition price of the Elm Grove properties was $52.5 million, resulting in approximately 41% of the purchase price funded by the Company's cash flow from operations. Since quarter end, debt has been reduced further by $3.0 million. In October 2003, the credit facility's borrowing base was increased to $270.0 million from $220.0 million effective December 1, 2003.

Jonny Brumley, President, commented "we had an exceptional quarter and are very pleased. We continue to generate high returns through our development program, and we are excited about the high-pressure air injection program that will start up in Little Beaver during the fourth quarter of this year. The Company's stable production and strong balance sheet will enable us to implement our strategy of growing through development drilling, acquisitions, and tertiary projects. The balance sheet continues to be strong as our cash flow has allowed us to reduce our debt position since the Elm Grove acquisition".

FOURTH QUARTER AND YEAR-END OUTLOOK

The following table represents the Company's estimated fourth quarter 2003 and year-end 2003 results:

                                     FOURTH QUARTER       YEAR-END
                                          2003              2003
                                     --------------    --------------
LOE/($/BOE)                          $         4.79    $         4.67
G&A ($/BOE)                          $         1.15    $         1.13
DD&A/($/BOE)                         $         4.20    $         4.04

Development capital (in millions)    $         25.5    $         97.2

Daily production volumes (boe)               22,651            22,203

Encore continued its commodity hedge program for both oil and natural gas and has included the Company's latest positions in an attached schedule.

During the fourth quarter 2003, Encore will initiate Little Beaver phase one, which is the second Encore area to have a high-pressure air injection project ("HPAI") on the CCA. Capital investments for the Little Beaver phase one are expected to be approximately $17.4 million.

At December 31, 2003, the Company anticipates borrowings under the credit facility to be approximately $31.0 million and an effective tax rate of 38%, with 93% deferred.

The Board of Directors has approved a $140.0 million capital budget for 2004. Included in the 2004 capital budget is $104.8 million for development and leasehold, $34.3 million for HPAI, and $0.9 million for other Property, Plant, and Equipment.

CONFERENCE CALL

Encore will host a conference call and web cast at 9:00 a.m. CST on November 4, 2003. The conference call can be accessed by dialing 800.289.0468 and supplying the title "Encore Acquisition Company Third Quarter Conference Call" and the web cast can be accessed via HTTP://WWW.ENCOREACQ.COM. The replay by telephone will be available on the Web site or by dialing 719.457.0820 and using pass code 687530. The telephone replay will be available through November 12, 2003.

Organized in 1998, Encore is a growing independent energy company engaged in the acquisition, development and exploitation of North American oil and natural gas reserves. Encore's oil and natural gas reserves are located in the Williston Basin of Montana and North Dakota, the Permian Basin of Texas and New Mexico, the Anadarko Basin of Oklahoma, the Powder River Basin of Montana, the Paradox Basin of Utah and the North Louisiana Salt Basin of Louisiana.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events based on assumptions and estimations that management believes are reasonable given currently available information. Forward-looking statements in this press release relate to, among other things, the following: expected capital expenditures and the focus of the Company's capital program; anticipated prices for oil and natural gas; projected revenues, lease operating expenses, general and administrative expenses and DD&A; anticipated production; expected hedging positions; projected borrowings under the Company's credit facility; and our effective tax rate. However, the assumptions of management and the future performance of Encore are both subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect Encore's business include, but are not limited to: diversion of management's attention from existing operations while pursuing acquisitions; difficulties integrating acquisitions; complications resulting from increasing the scope and geographic diversity of our operations ; inaccuracies in the assessment of reserves and daily and annual production; inaccuracies in our assumptions regarding the expected revenues, lease operating expenses, production taxes and other items of income and expense; the amount, nature and timing of capital expenditures; drilling of wells; timing and amount of future production of oil and natural gas; operating hazards; operating costs and other expenses and marketing of oil and natural gas. Actual results could differ materially from those presented in the forward-looking statements. Encore undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Encore's filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.


Contacts:

Morris B. Smith
Executive Vice President and CFO
817-339-0908

Rani M. Wainwright
Assistant Treasurer
817-339-0919

(ALL DATA IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                                SEPTEMBER 30,                 SEPTEMBER 30,
                                                                          -------------------------     -------------------------
                                                                             2003            2002           2003           2002
                                                                          ----------     ----------     ----------     ----------
STATEMENT OF OPERATIONS DATA:                                                    (UNAUDITED)                   (UNAUDITED)
Revenues
      Oil                                                                 $   44,538     $   37,127     $  131,674     $   95,496
      Natural gas                                                             11,186          6,375         31,080         18,110
                                                                          ----------     ----------     ----------     ----------
Total revenues                                                                55,724         43,502        162,754        113,606
Operating expenses:
      Lease operations                                                         9,795          8,358         27,888         21,742
      Production, ad valorem and severance taxes                               5,449          4,521         16,713         11,080
      General and administrative (excluding non-cash stock based comp)         2,006          1,585          6,796          4,462
      Non-cash stock based compensation                                          165             --            460             --
      Depletion, depreciation and amortization                                 8,471          9,033         23,957         26,365
      Derivative fair value (gain) loss                                           18           (232)        (1,818)          (911)
      Other operating                                                          1,031            448          1,913          1,198
                                                                          ----------     ----------     ----------     ----------
Total operating expenses                                                      26,935         23,713         75,909         63,936
                                                                          ----------     ----------     ----------     ----------
Operating income                                                              28,789         19,789         86,845         49,670
Interest and other                                                            (3,934)        (4,157)       (12,058)        (7,851)
                                                                          ----------     ----------     ----------     ----------
Income before income taxes and cumulative effect                              24,855         15,632         74,787         41,819
Current income tax benefit (provision)                                          (289)         1,610         (1,647)         1,150
Deferred income tax provision                                                 (8,798)        (7,129)       (26,024)       (16,620)
                                                                          ----------     ----------     ----------     ----------
Net income before cumulative effect                                           15,768         10,113         47,116         26,349
      Cumulative effect of accounting change, net of taxes                        --             --            863             --
                                                                          ----------     ----------     ----------     ----------
Net income                                                                $   15,768     $   10,113     $   47,979     $   26,349(a)
                                                                          ==========     ==========     ==========     ==========

Net income before cumulative effect of accounting change per common share:
      Basic                                                               $     0.52     $     0.34     $     1.57     $     0.88
      Diluted                                                                   0.52           0.33           1.56           0.87

Net income per common share:
      Basic                                                               $     0.52     $     0.34     $     1.60     $     0.88
      Diluted                                                                   0.52           0.33           1.58           0.87

Weighted average number of common shares outstanding:
      Basic                                                                   30,103         30,030         30,071         30,030
      Diluted                                                                 30,332         30,208         30,274         30,148

CONDENSED STATEMENT OF CASH FLOWS:
Net income                                                                                              $   47,979     $   26,349
Adjustments to reconcile net income to net cash provided by operating activities:
      Non-cash and other items                                                                              54,208         41,679
      Changes in operating assets and liabilities                                                           (7,381)       (11,526)
                                                                                                        ----------     ----------
Net cash provided by operating activities                                                                   94,806         56,502

Net cash used in investing activities                                                                     (123,862)      (135,125)
Financing activities
      Exercise of stock options                                                                              1,652             51
      Net proceeds from debt                                                                                15,000         86,893
      Payments for debt issuance costs                                                                          --         (5,884)
                                                                                                        ----------     ----------
Net cash provided by financing activities                                                                   16,652         81,060
                                                                                                        ----------     ----------
Increase (decrease) in cash and cash equivalents                                                           (12,404)         2,437
Cash and cash equivalents, beginning of period                                                              13,057            115
                                                                                                        ----------     ----------
Cash and cash equivalents, end of period                                                                $      653     $    2,552
                                                                                                        ==========     ==========

                                              SEPTEMBER 30,     DECEMBER 31,
                                                 2003               2002
                                              ------------      ------------
CONDENSED BALANCE SHEET:                      (UNAUDITED)
      Total assets                            $    644,745      $    549,896
                                              ============      ============
        Liabilities                           $    114,395      $     87,630
        Long-term debt                             181,000           166,000
        Equity                                     349,350           296,266
                                              ------------      ------------
      Total liabilities and equity            $    644,745      $    549,896
                                              ============      ============

 Working capital (b)                          $      1,696      $     12,489

(a) In accordance with the provisions of Statement of Financial Accounting Standards No. 145 the extraordinary loss from early extinguishment of debt of $174,000, net of tax, for the nine months ended September 30, 2002 has been reclassified to operating income.

(b) Working capital is defined as current assets minus current liabilities.

                                                          THREE MONTHS ENDED               NINE MONTHS ENDED
                                                             SEPTEMBER 30,                    SEPTEMBER 30,
                                                       --------------------------      --------------------------
                                                          2003            2002           2003             2002
                                                       ----------      ----------      ----------      ----------
SELECTED FINANCIAL DATA:

PRODUCTION:
      Oil Volumes (MBbls)                                   1,679           1,544           4,961           4,369
      Gas Volumes (MMcf)                                    2,433           2,016           6,355           6,201
      Combined Volumes(MBOE)                                2,085           1,880           6,020           5,403

DAILY PRODUCTION:
      Oil Volumes (Bbls)                                   18,255          16,783          18,172          16,004
      Gas Volumes (Mcf)                                    26,447          21,913          23,278          22,714
      Combined Volumes(BOE)                                22,663          20,435          22,052          19,789

AVERAGE PRICES:
      Oil ($/Bbl)                                      $    26.52      $    24.05      $    26.54      $    21.86
      Gas ($/Mcf)                                            4.60            3.16            4.89            2.92
      Combined Volumes ($/BOE)                              26.73           23.14           27.04           21.03

AVERAGE COSTS ($/BOE):
Lease operations expense                               $     4.70      $     4.45      $     4.63      $     4.02
Production, ad valorem and severance tax                     2.61            2.40            2.78            2.05
G&A (excluding non-cash stock based compensation)            0.96            0.84            1.13            0.83
DD&A                                                         4.06            4.80            3.98            4.88


                           ENCORE ACQUISITION COMPANY

                   DERIVATIVE SUMMARY AS OF SEPTEMBER 30, 2003

OIL HEDGES

                                                 AVERAGE                              AVERAGE                            AVERAGE
                                DAILY             FLOOR             DAILY               CAP             DAILY             SWAP
                             FLOOR VOLUME         PRICE           CAP VOLUME           PRICE         SWAP VOLUME          PRICE
         PERIOD                 (BBLS)          (PER BBL)           (BBLS)           (PER BBL)          (BBLS)           (PER BBL)
-----------------------      ------------      ------------      ------------      ------------      ------------      ------------
  Oct - Dec 2003 (a)                9,500      $      21.05             7,000      $      27.14                --      $         --
  Jan - June 2004 (b)              11,000             22.16             7,000             29.06               500             26.48
  July - Dec 2004 (b)               7,000             22.36             5,000             28.33               500             26.48
  Jan - Dec 2005                       --                --                --                --             1,000             25.12
  Jan - Dec 2006                       --                --                --                --             2,000             25.03
  Jan - Dec 2007                       --                --                --                --             2,000             25.11

                  (a) For calendar 2003, Encore has a short put outstanding for 500 bpd at $17/bbl, which is not reflected in the above amounts.

                  (b) For calendar 2004, the company has outstanding floating to fixed swaps of certain market indices which are not considered hedges for accounting purposes. Prices in the table above are exclusive of any effect of these instruments.

NATURAL GAS HEDGES

                                        AVERAGE                            AVERAGE                             AVERAGE
                       DAILY            FLOOR              DAILY             CAP              DAILY             SWAP
                    FLOOR VOLUME        PRICE            CAP VOLUME         PRICE           SWAP VOLUME         PRICE
   PERIOD              (MCF)           (PER MCF)           (MCF)           (PER MCF)           (MCF)           (PER MCF)
--------------      ------------      ------------      ------------      ------------      ------------      ------------
Oct - Dec 2003             7,500      $       3.17             2,500      $       6.83             7,500      $       4.80
2004                      15,000              4.01             7,500              6.02             5,000              5.01
2005                          --                --                --                --             5,000              4.63